UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

CanAm Uranium Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	522259 (Commission File Number)	None (IRS Employer Identification No.)

Crown Plaza Building
114 W. Magnolia Street, Suite 424
Bellingham, Washington 98225
(Address of principal executive offices) (Zip Code)

(206) 274-7598
(Registrant’s telephone number, including area code)

255 West Pender Street
Vancouver, BC
Canada V6E 2V1
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification of Rights of Security Holders

Effective July 9, 2007, CanAm designated 100,000 shares of its blank check preferred stock as “Series B Preferred Stock” by filing a Certificate of Designation with the Secretary of State of Nevada establishing the existence of the Series B Preferred Stock.

Each share of Series B Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-100 basis, into shares of common stock (subject to stock dividends, stock splits and the like) of CanAm, (ii) automatically converts into common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, and (iii) has voting rights equal to 1,000 shares of common stock (subject to stock dividends, stock split and the like).

The rights of holders of common stock of CanAm could be materially limited upon the issuance of shares of Series B Preferred Stock because the designated 100,000 shares of Series B Preferred Stock have aggregate voting power equal to 100,000,000 shares of common stock of CanAm. CanAm is authorized in its Articles of Incorporation, as amended, to issue 200,000,000 shares of common stock. The effect of the creation of the Series B Preferred Stock is that the future holders of Series B Preferred Stock could have voting power greater than the aggregate voting power of the holders of shares of common stock of CanAm, thereby effecting a change in control of CanAm to the holders of shares of Series B Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 9, 2007, CanAm Uranium Corp. (“CanAm”) designated 24,000,000 shares of its blank check preferred stock as “Series A Preferred Stock” by filing a Certificate of Designation with the Secretary of State of Nevada establishing the existence of the Series A Preferred Stock.

Each share of Series A Preferred Stock shall have the same rights, terms and preferences as each share of common stock, except that the holders of each share of Series A Preferred Stock shall have no voting rights at any special or annual meeting of the stockholders of CanAm and no right to act by written consent in lieu of any special or annual meeting of the stockholders of CanAm.

Effective July 9, 2007, CanAm designated 100,000 shares of its blank check preferred stock as “Series B Preferred Stock” by filing a Certificate of Designation with the Secretary of State of Nevada establishing the existence of the Series B Preferred Stock. Please see Item 3.03, Material Modification of Rights of Security Holders, of this Form 8-K, for a description of the Series B Preferred Stock.

Item 8.01 Other Events

On July 5, 2007, CanAm Uranium Corp. (the “Company”) filed a Form 8-K, under Item 4.02 the Company had, on June 19, 2007, mistakenly filed a draft of its Form 10-QSB for the second quarter ending April 30, 2007 (the “June 19, 2007 10-QSB”) and that the financial statements included in the June 19, 2007 10-QSB should not be relied upon. The Company further reported that it expected that it would file an Amendment No. 1 to its 10-QSB including the interim financial statements for the period ended April 30, 2007, reviewed by the Company’s independent registered public accounting firm, on or before July 9, 2007.

The Company now expects that it will file an Amendment No. 1 to its 10-QSB including the interim financial statements for the period ended April 30, 2007, reviewed by the Company’s independent registered public accounting firm, on or before July 23, 2007, and not on July 9, 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibits No.	Description

3.1	Certificate of Designation of Series A Preferred Stock of CanAm Uranium Corp.

3.2	Certificate of Designation of Series B Preferred Stock of CanAm Uranium Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanAm Uranium Corp. (Registrant)

Date: July 19, 2007	By:	/s/ Ryan Gibson
Name: Ryan Gibson Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibits No.	Description

3.1	Certificate of Designation of Series A Preferred Stock of CanAm Uranium Corp.

3.2	Certificate of Designation of Series B Preferred Stock of CanAm Uranium Corp.